                                                                    EXHIBIT 4.16


                               HOWMET CORPORATION
                               475 Steamboat Road
                       Greenwich, Connecticut 06836-1960

                         BLADE RECEIVABLES CORPORATION
                     c/o Nevada Corporate Management, Inc.
                     3753 Howard Hughes Parkway, Suite 200
                            Las Vegas, Nevada 89109


                                 March 6, 1998

MANUFACTURERS AND TRADERS TRUST
 COMPANY, as Trustee
One M&T Plaza, 7th Floor
Buffalo, New York 14203

THE FIRST NATIONAL BANK OF CHICAGO,
 as Agent
One First National Plaza
Chicago, Illinois 60670

FALCON ASSET SECURITIZATION CORPORATION
One First National Plaza
Chicago, Illinois 60670

        Re:    Blade Receivables Master Trust
               ------------------------------

Ladies and Gentlemen:

   Reference is hereby made to that certain Blade Receivables Master Trust Amended and Restated Pooling and Servicing Agreement dated as of April 18, 1996 (as heretofore further amended, supplemented or modified, the "Pooling
                                                               -------
Agreement") among Blade Receivables Corporation, as Transferor ("BRC"), Howmet
---------                                                        ---
Corporation, as Servicer ("Howmet"), and Manufacturers and Traders Trust
                           ------
Company, as Trustee (in such capacity, the "Trustee").  Capitalized terms used
                                            -------
herein and not otherwise defined herein have the meanings specified in Appendix A to the Pooling Agreement.

   The undersigned hereby request that each of (i) AlliedSignal Inc. ("Allied"),
                                                                       ------
(ii) each Person which is, as of the date hereof, a Subsidiary of Allied (each, a "Present Allied Subsidiary") and (iii) each Person which at any time after the
   -------------------------
date hereof becomes a Subsidiary of Allied (each, a "Future Allied Subsidiary")
                                                     ------------------------
be deemed an Exempt Obligor for all purposes. Each of the undersigned hereby represents, warrants and covenants that (a) each of Allied and each Present Allied Subsidiary has been, and each Future Allied Subsidiary will be, instructed to make all payments in respect of its receivables to a location other than to any of the Bank

Accounts, (b) Allied and each Present Allied Subsidiary can, and each Future Allied Subsidiary will, reasonably be expected to follow such instructions, and
(c) none of the data included in the Daily Reports, Monthly Reports or other information supplied to the Trustee or Holders includes any information about Allied or any Present Allied Subsidiary or receivables owed by them, or in the case of any Future Allied Subsidiary, will include any information about such Future Allied Subsidiary or receivables owed by it.

   Please evidence your agreement and consent to the above request by signing the enclosed copy of this letter in the appropriate space provided below and returning an original executed copy of the same to each of the undersigned.

                                       BLADE RECEIVABLES CORPORATION

                                       By:  /s/ Jeffrey A. Jankowski
                                            ------------------------
                                       Name:  Jeffrey A. Jankowski
                                       Title:  Treasurer

                                       HOWMET CORPORATION

                                       By:  /s/ Jeffrey A. Jankowski
                                            ------------------------
                                       Name:  Jeffrey A. Jankowski
                                       Title:  Treasurer


ACKNOWLEDGED AND AGREED
to as of this 6th day of March, 1998.

MANUFACTURERS AND TRADERS TRUST
 COMPANY, as Trustee

By:    /s/ Russel T. Whitler
       ---------------------
Name:  Russel T. Whitler
Title: AVP

THE FIRST NATIONAL BANK OF CHICAGO,
 as Agent

By:     /s/ Wanda Malone Harrison
        -------------------------
Name.   Wanda Malone Harrison
Title:  Authorized Signer

FALCON ASSET SECURITIZATION CORPORATION

By:    /s/ Wanda Malone Harrison
       -------------------------
Name.  Wanda Malone Harrison
Title: Authorized Signer